Exhibit 99.1

SPIRIT FINANCE CORPORATION

Spirit Finance Corporation Announces Date of its 2007 Annual Meeting of
Stockholders and Deadline for Submitting Stockholder Proposals

Scottsdale, Arizona, May 31, 2007 — Spirit Finance Corporation (NYSE: SFC) (the “Company”) today announced that it currently plans to hold its 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) at 9:00 a.m., local time, on Monday, July 2, 2007, at the Four Seasons Resort, 10600 East Crescent Moon Drive, Scottsdale, Arizona  85262.  On or about June 6, 2007, the Company expects to mail notice of the 2007 Annual Meeting to stockholders of record as of the close of business on April 23, 2007, the record date.

Rule 14a-8 Stockholder Proposal Deadline

The 2007 Annual Meeting date represents a change of more than 30 days from the anniversary of Spirit’s 2006 Annual Meeting of Stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, Spirit has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2007 Annual Meeting.  The new deadline for delivering stockholder proposals to the Company is the close of business on June 6, 2007.  Such proposals should be delivered to: Spirit Finance Corporation, 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona  85254, Attention: Corporate Secretary.  The Company recommends that such proposals be sent by certified mail, return receipt requested.  Such proposals also will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

Bylaws Advance Notice Deadline

In accordance with the requirements for advance notice set forth in the Company’s by-laws, in order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered timely, such proposal or nomination must be received by the Corporate Secretary by the close of business on June 11, 2007 at the address noted above.

This press release constitutes public announcement of the date of mailing of the notice for the 2007 Annual Meeting for purposes of Section 11(a)(2) of the Company’s by-laws.

Important Information

The proxy statement that the Company plans to file with the Securities and Exchange Commission and mail to stockholders will contain information about the Company, the proposed merger described therein and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE

MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company at www.spiritfinance.com or by directing such request to Spirit Finance Corporation, 14631 N. Scottsdale Road, Scottsdale, Arizona 85254, Attention: Investor Relations.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning these participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.

About Spirit Finance Corporation

Spirit Finance Corporation provides customized, flexible sale/leaseback financing solutions for single tenant, operationally essential real estate assets that are vital to the operations of retail, service and distribution companies.  The Company’s core markets include free-standing automotive dealers, parts and service facilities, drugstores, educational facilities, movie theaters, restaurants, supermarkets, and other retail, distribution and service businesses.  Additional information about Spirit Finance Corporation is available on its website at www.spiritfinance.com.

FOR FURTHER INFORMATION, PLEASE CONTACT:

SPIRIT FINANCE CORPORATION

Brad Cohen

1-866-557-7474 x6606

investorrelations@spiritfinance.com